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                                                                 Exhibit 23-A

                          CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference of our report dated February 7, 1995, with respect to the consolidated financial statements of Time Warner Entertainment Company, L.P. 23, included in this Current Report on Form 8-K of U S West, Inc. dated May 23 1995, in each of the following:

1)  Registration Statements No. 33-51427 and No. 33-56709 on Form S-3;

2) Pre-Effective Amendment No. 1 to Registration Statement No. 33-50047 on Form S-3;

3) Pre-Effective Amendment No. 1 to Registration Statement No. 33-50049 on Form S-3;

4)  Amendment No. 1 to Registration Statement No. 33-55289 on Form S-3 to
    Form S-4;

5)  Amendment No. 1 to Registration Statement No. 33-57889 on Form S-3;

6)  Registration Statement No. 33-59315 on Form S-4;

7)  Registration Statements No. 33-43362 and No. 33-56895 on Form S-8.


                                             /s/ Ernst & Young LLP
                                             ----------------------------
                                                 ERNST & YOUNG LLP

New York, New York
May 17, 1995